Exhibit 10.1.2

THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT AND IF THE FEDERAL ARBITRATION ACT IS INAPPLICABLE, THE SOUTH CAROLINA UNIFORM ARBITRATION ACT, § 15-48-10, ET. SEQ., CODE OF LAWS OF SOUTH CAROLINA (1976), AS AMENDED.

TD BANK, N.A.
AMENDED AND RESTATED REVOLVING NOTE
(INCREASE WITH STEPDOWN)

$13,000,000.00
Greenville, South Carolina
December 9, 2011

FOR VALUE RECEIVED, SPAN-AMERICA MEDICAL SYSTEMS, INC., A SOUTH CAROLINA CORPORATION (“BORROWER”), PROMISES TO PAY TO THE ORDER OF TD BANK, N.A. (SUCCESSOR BY MERGER TO CAROLINA FIRST BANK), ITS SUCCESSORS AND/OR ASSIGNS (HEREINAFTER CALLED THE “LENDER”), at the office of the Lender at 104 South Main Street, Greenville, South Carolina 29601, or at such other place as the holder may designate in writing, on the Maturity Date (as defined in the Amended and Restated Loan Agreement between Borrower and Lender, dated of even date herewith (the “Loan Agreement”) in immediately available funds the principal sum of Thirteen Million and no/100 Dollars ($13,000,000.00), or so much thereof as may be advanced from time to time.  Lender is hereby irrevocably authorized by Borrower to record the amount outstanding from time to time of the Loan (as defined in the Loan Agreement) together with the applicable interest, and notations of payments of interest and/or principal received by Lender in respect thereof, which recordation shall, in the absence of manifest error, be rebuttably presumed accurate.  All advances from Lender to Borrower hereunder may be repaid and readvanced and shall be made in accordance with and pursuant to the terms of the Loan Agreement.  Any Event of Default under the Loan Agreement is an event of default under the terms of this Note (the “Note”).  Except as expressly provided herein, all capitalized terms used in this Note shall have the same meaning as used in the Loan Agreement.

The Loan evidenced by this Note shall be used for the purposes stated in the Loan Agreement.

This Note amends, restates and supersedes in its entirety the Revolving Note dated June 5, 2007 in the maximum principal amount of $10,000,000 made by Borrower to Lender’s predecessor Carolina First Bank.

Interest.  The principal amount hereof from time to time outstanding and unpaid shall bear interest from and including the date hereof until payment thereof in full.  From the date hereof through the Maturity Date, and subject to the provisions set forth herein for the increase in the applicable interest rate upon the occurrence of an Event of Default (as defined in the Loan Agreement), interest due hereunder shall accrue at the LIBOR Rate plus the applicable margin (the LIBOR Rate plus the applicable margin, the “Interest Rate”) as indicated in the following pricing matrix, as determined by the Leverage Ratio (as defined in the Loan Agreement).  The applicable margin for the initial period shall be 1.10 % or 110 basis points.

Level	Leverage Ratio	Applicable LIBOR Rate Margin
I	< 1.0 to 1.0	.85% or 85 basis points
II	≥ 1.0 to 1.0 and <1.5 to 1.0	1.10% or 110 basis points
III	≥ 1.5 to 1.0 and <2.0 to 1.0	1.35% or 135 basis points
IV	≥ 2.0 to 1.0	1.65% or 165 basis points

 Testing shall be made five (5) days after delivery of the financial statements required by Section 4.1(c)(ii) of the Loan Agreement based upon the Leverage Ratio calculated for each respective quarter.  Changes in the applicable margin shall become effective as of the Rate Set Date based upon the Leverage Ratio of the previous Interest Period.

For the purposes of this Note, the following terms shall apply:

“Leverage Ratio” shall have the meaning given to it in the Loan Agreement.

“Interest Period” means the period from the date hereof to the first Rate Set Date, and the period between each Rate Set Date thereafter.

“LIBOR Rate” means the thirty (30) day LIBOR as reported by the British Banker’s Association (for the purpose of displaying London Interbank Offered Rates for United States Dollar deposits) determined as of 11:00 a.m. (London time) (rounded upward to the next higher of 1/100 of 1%), two (2) Business Days prior to the first Business Day of each calendar month.

“Rate Set Date” shall be the date hereof, and on the fifth (5th) day after delivery of the financial statements required by Section 4.1(c)(ii) of the Loan Agreement.

Interest shall accrue and be computed on the basis of a year of 360 days.

Repayment of Principal and Interest. Principal, interest, and prepayment premiums, if any, are payable in United States dollars, without offset or deduction of any kind for taxes or otherwise.  Commencing on January 5, 2012 and continuing on the fifth (5th) day of each consecutive month thereafter or the first business day thereafter if such 5th day is not a business day as long as any principal amounts are due hereunder, Borrower shall make payments to Lender of accrued interest on all outstanding principal amounts.  All outstanding principal and accrued but unpaid interest shall be paid in full by the Maturity Date.

Advances.  Lender has agreed, on the terms and subject to the conditions set forth in the Loan Agreement, to make advances to Borrower from time to time prior to the Maturity Date, upon the request of Borrower.  Each advance shall be made in accordance with the terms and conditions set forth in the Loan Agreement and each of Borrower’s requests shall specify the date of the requested advance and the amount thereof.  Upon Borrower’s fulfillment of all applicable conditions for making an advance, Lender shall make the requested advance in the manner or manners designated in the Loan Agreement, or make the advance in such other manner as Lender and Borrower from time to time may agree.  Lender  may rely in good faith on any verbal request for an advance as fully as if such request were in writing.

On March 31, 2012 (“Stepdown Date”), Lender shall reduce the committed principal amount hereunder from Thirteen Million and No/100 Dollars ($13,000,000.00) to Ten Million and No/100 Dollars ($10,000,000.00) (“Stepdown Amount”).  Any principal amounts outstanding which exceed the Stepdown Amount on the Stepdown Date shall be paid in full together with accrued interest thereon, by Borrower on the Stepdown Date.

This Note is issued pursuant to the Loan Agreement and is entitled to the benefits thereof.  The holder of this Note may enforce the agreements of Borrower contained in the Loan Agreement and, upon the occurrence of an Event of Default, may exercise the remedies provided for therein or otherwise available at law or in equity.

Borrower, at its option, subject to the terms of the Loan Agreement and the payment of accrued interest to the date of prepayment, may prepay, and upon the occurrence of certain events shall prepay, all or part of the principal outstanding under this Note, without prepayment premium or penalty of any kind.

Upon the occurrence of an Event of Default, any outstanding principal amounts advanced under this Note and any interest then accrued thereon may be declared to be immediately due and payable as provided in the Loan Agreement.  Following the occurrence of any such Event of Default, the outstanding principal shall bear interest thereafter until cured at the interest rate stated herein plus four percent (4%).

If Borrower shall fail to make any installment of principal or interest within twenty (20) days from the due date thereof, whether by acceleration or otherwise, Borrower agrees to pay to Lender a late charge equal to one percent (1.0%) of the overdue installment.

This Note shall be subject to arbitration as provided in the Loan Agreement.  Borrower shall pay to the holder hereof such amounts in United States dollars as shall be sufficient to pay the reasonable enforcement costs and expenses of such holder, including without limitation, attorney’s fees and expenses, including, but not limited to, fees and expenses incurred on appeal in each case only in the event Lender prevails in such actions or in the event the holder takes actions to protect its interests hereunder in proceedings in bankruptcy.

No reference herein to the Loan Agreement and no provision of this Note or the Loan Agreement shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of (and any default rate, late charge, or other charges, if any) and interest on this Note as provided herein.

Borrower hereby waives presentment, demand, protest and notice of any kind whatsoever.  The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver hereof in that or any subsequent instance.

This Note is the Note referred to in the Loan Agreement.  This Note, except as governed by applicable federal law, shall be construed in accordance with and governed by the laws of the State of South Carolina.

Signature page follows

Agreed to this 9th day of December 2011 and given under the hand and seal of the undersigned.

Span-America Medical Systems, Inc. (Seal) By:_________________________________ Its:__________________________________

SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING NOTE
(INCREASE WITH STEPDOWN)